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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): DECEMBER 18, 1998




                              VIRTUALFUND.COM, INC.
             (Exact name of registrant as specified in its charter)



       MINNESOTA                      0-18114                41-1612861
(State or other jurisdiction    (Commission File No.)      (IRS Employer
      of incorporation)                                  Identification No.)



                               7090 SHADY OAK ROAD
                          EDEN PRAIRIE, MINNESOTA 55344
              (Address of registrant's principal executive offices)



                                 (612) 941-8687
                         (Registrant's telephone number)



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 18, 1998, VirtualFund.com, Inc. ("VFND") and Virtual Acquisition Corp. I, a wholly owned subsidiary of VFND ("Acquisition Sub"), entered into and consummated an Agreement and Plan of Merger (the "Merger Agreement"), dated December 18, 1998, by and among VFND, Acquisition Sub, K&R Technical Services, Inc. ("K&R") and the shareholders of K&R. Pursuant to and subject to the terms and conditions of the Merger Agreement, K&R was merged with and into Acquisition Sub (the "Merger") and all of the issued and outstanding shares of Common Stock of K&R were converted into (i) promissory notes of VFND aggregating $3,678,258 (of which approximately $1,428,221 is due January 29, 1999 and the balance is due June 18, 1999); and (ii) an aggregate of 1,499,998 shares of the Series A Convertible Preferred Stock of VFND. The consideration paid by VFND to consummate the Merger was arrived at through arm's length negotiations between VFND and the principal shareholders of K&R.

         Each share of Series A Convertible Preferred Stock is convertible into Common Stock of VFND, initially at the rate of one share of Common Stock for each share of Series A Convertible Preferred Stock, and has a guaranteed value of $5 per share after two years from the date of issuance. The value of the shares of Series A Convertible Preferred Stock for financial accounting purposes will be $5 per share based on the guaranteed value. VFND expects to account for the Merger as a purchase.

         K&R has been in business since 1955 and has grown to become a premier provider of Internet solutions for businesses including Internet content development, World Wide Web hosting and site management under the name TEAM Technologies (TEAM). TEAM operates three business groups: Internet Solutions, Professional Support Services, Systems and Network Integration.

Internet Solutions - TEAM's hosting provides customers with a cost-effective way to have reliable, world-class Internet performance of their web and e-commerce sites as well as solutions provided by E-Com Tools software.

Professional Support Center - Provides onsite technical staffing and consulting resources, including requirements analysis and strategic planning.

Systems and Network Integration - Consists of professional technology services by systems engineers, network designers and technicians, telecommunications specialists, and systems operating software developers. Their services include:
     - Local/Wide/Metro Area Network Systems Equipment
     - Network Design/Configuration and Architectural Planning
     - Internet Access Facilities and Network Services
     - Systems Integration & Applications Interface
     - Network Management and Administration

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         Additional information regarding the Merger is contained in the Merger
Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired

         The registrant has determined that it is impracticable to provide the required historical financial information regarding the acquisition of K&R Services, Inc. at this time. The registrant will file the required historical financial information under a Form 8-K/A as soon a practicable, but in any event within 60 days after the date that this report on Form 8-K is required to be filed.

(b)      Pro Forma Financial Information

         The registrant has determined that it is impracticable to provide the required pro forma financial information regarding the acquisition of K&R Services, Inc. at this time. The registrant will file the required pro forma financial information under a Form 8-K/A as soon a practicable, but in any event within 60 days after the date that this report on Form 8-K is required to be filed.

(c)      Exhibits

         2.1 Agreement and Plan of Merger, dated as of December 18, 1998, by and among VirtualFund.com, Inc., Virtual Acquisition Corp. I, K&R Technical Services, Inc. and the shareholders of K&R Technical Services, Inc. Omitted from such Exhibit are the exhibits thereto referenced in such agreement. The registrant will furnish supplementally a copy of any such exhibits to the Commission upon request.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 28, 1998
                                               VIRTUALFUND.COM, INC.
                                               (Registrant)


                                               By /s/ James H. Horstmann
                                                 ---------------------------
                                                   JAMES H. HORSTMANN
                                                   Chief Financial Officer


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                              VIRTUALFUND.COM, INC.
                                INDEX TO EXHIBITS



Exhibit
Number   Description of Exhibit                            Method of Filing
------   ----------------------                            ----------------

2.1      Agreement and Plan of Merger, dated as of
         December 18, 1998, by and among
         VirtualFund.com, Inc., Virtual Acquisition
         Corp. I, K&R Technical Services, Inc. and
         the shareholders of K&R Technical Services,
         Inc......................................        Filed electronically
                                                          herewith

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